Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333‑226587 and 333‑208667) on Form S‑8 of our report dated June 20, 2023, with respect to the financial statements of General Dynamics Corporation 401(k) Plan 5.0.

/s/ KPMG LLP
McLean, Virginia
June 20, 2023